Exhibit 5.1

August 9, 2018

Board of Directors
Synalloy Corporation
4510 Cox Road, Suite 201
Richmond, Virginia 23060

Re:    Registration Statement on Form S-3
Commission File No. 333-204850

Ladies and Gentlemen:

We have acted as special counsel to Synalloy Corporation, a Delaware corporation (the “Company”), and are delivering this opinion letter in connection with the offer and sale by the Company from time to time of up to $10,000,000 of shares (the “Securities”) of its common stock, par value $1.00 per share (the “Common Stock”), pursuant to the provisions of an Equity Distribution Agreement, dated August 9, 2018 (the “Agreement”), between the Company and BB&T Capital Markets, a division of BB&T Securities, LLC, and Ladenburg Thalmann & Co. Inc. (collectively, the “Agents”), and pursuant to a Registration Statement on Form S-3 (Registration No. 333-204850) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein expressed, we have examined (i) the certificate of incorporation of the Company, as amended, (ii) the bylaws of the Company, as amended, (iii) the Registration Statement, including the prospectus, dated February 3, 2016, as supplemented by the prospectus supplement, dated August 9, 2018, forming a part thereof, (iv) the Agreement, (v) a Certificate of Good Standing as to the Company issued by the Secretary of State of the State of Delaware, dated August 9, 2018 (the “Certificate of Good Standing”), (vi) certificates of public officials and of representatives of the Company, and (vii) such other corporate proceedings, records, and documents as we have considered necessary for the purposes of this opinion letter.

In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that statements regarding matters of fact in certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We also have assumed that (i) the Registration Statement and any supplements or amendments thereto (including post-effective amendments) will remain effective at the time the Securities are offered or issued as contemplated by the Registration Statement and (ii) the Agreement will have been duly authorized, executed and delivered by the Agents and will constitute the legal, valid and binding obligation of each Agent, enforceable against each Agent in accordance with its terms.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we give you our opinions as of the date hereof, as follows:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.
The issuance of the Securities has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Agreement, the Securities will be validly issued, fully paid and nonassessable.

The opinions expressed in paragraph 1 of this opinion letter are given solely on the basis of the Certificate of Good Standing and speaks only as of the date indicated thereon rather than the date hereof.

Williams Mullen Center | 200 South 10th Street, Suite 1600 Richmond, VA 23219 | P.O. Box 1320 Richmond, VA 23218
T 804.420.6000 F 804.420.6507 | williamsmullen.com | A Professional Corporation

Board of Directors
Synalloy Corporation
August 9, 2018

The opinions expressed herein are limited in all respects to the application of the the General Corporation Law of the State of Delaware and applicable federal laws of the United States of America, in each case as in effect on the date hereof. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinions to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring. Our opinions are limited to the matters expressly stated herein; no further opinion is implied or may be inferred beyond such matters.

We consent to the filing of this opinion letter as an exhibit to the Company’s Form 8-K, dated as of the date hereof, and to the reference to our firm under the caption “Legal Matters” in the prospectus supplement that forms a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ WILLIAMS MULLEN

Williams Mullen Center | 200 South 10th Street, Suite 1600 Richmond, VA 23219 | P.O. Box 1320 Richmond, VA 23218
T 804.420.6000 F 804.420.6507 | williamsmullen.com | A Professional Corporation